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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE                                           SYMBOL:  GISX
Tuesday, October 29, 2002                                       TRADED:  Nasdaq

          GLOBAL IMAGING SYSTEMS SAYS GTCR IS DISTRIBUTING GISX SHARES

           Venture Capital Firm Is Distributing 1,000,000 GISX Shares
                        To GTCR Fund IV Limited Partners

        TAMPA, Fla., Oct. 29-Global Imaging Systems, Inc. announced it was informed today that Chicago-based GTCR, the venture capital firm that originally funded Global in 1994, is distributing 1,000,000 shares of Global common stock to the limited partners of its Golder, Thoma, Cressey, Rauner Fund IV, L.P.

        Tom Johnson, president and CEO of Global Imaging Systems, said, "The fund remains a major Global shareholder with approximately 3.2 million shares or approximately 15.2 percent of the company's 20,904,442 shares currently outstanding." He pointed out that neither this distribution nor any future distribution of shares from the fund has any effect upon the total number of shares outstanding.

        Mr. Johnson said, "The limited partners of the fund have been loyal, patient investors over the past 8 1/2 years. Global could not have become the leader it is today in the office technology industry without their steadfast support." Global recently reported trailing 12 months revenues of $628 million and has acquired five office technology businesses during the current fiscal year. Reiterating an earlier statement, he said, "We feel that earnings per share for the fiscal year ending March 31, 2003, should be in the range of $1.52-$1.57."

        Mr. Johnson added, "We value the support we have received in the past from the individual partners of the fund and we welcome them as long-term shareholders." He noted that almost all of the distributed shares are eligible for trading on the open market. Global shares trade on the Nasdaq National Market system under the symbol GISX.

        Global Imaging Systems offers thousands of middle-market customers a one-stop shop for office imaging solutions. The company provides a broad line of office imaging solutions including the sale and service of automated office equipment, network integration services and electronic presentation systems. The company is also a disciplined, profitable consolidator in the highly fragmented office imaging solutions industry.

                                                                    MORE . . .

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PAGE 2/GLOBAL IMAGING SYSTEMS SAYS GTCR IS DISTRIBUTING GISX SHARES

        This news release contains forward-looking statements and statements based on forward-looking information, including statements relating to Global's expected future earnings per share and trades in Global's stock. These statements are based on numerous assumptions and are subject to uncertainties and risks. Actual results could differ materially. Factors that might cause Global's results to differ materially include risks relating to downturns in or the slow pace of recovery in the economy; rising interest rates or restricted access to debt financing; Global's debt and debt service obligations; the challenge of integrating acquired businesses; the need for funding acquisitions; Global's ability to close acquisitions in a timely and cost-effective manner; the need for skilled employees; rapid technological change in Global's industry; dependence on suppliers; and high levels of competition. Most of these risks are discussed in more detail under the caption "Risk Factors" in Global's annual report on Form 10-K/A for the year ended March 31, 2002.

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FOR FURTHER INFO: Tom Johnson, President and Chief Executive Officer
                  Global Imaging Systems, Inc.
                  813/960-5508
                  -or-
                  Investor Relations Consultants, Inc.
                  727/781-5577
                  E-mail: gisx@mindspring.com
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